EXHIBIT 5.1
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                    [Letterhead of Silicon Valley Law Group]





July 29, 2005

Semotus Solutions, Inc..
718 University Avenue, Suite 202
Los Gatos, California  95032

         Re:      Registration Statement on Form S-3
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Ladies and Gentlemen:

         As special counsel to Semotus Solutions, Inc., a Nevada corporation, we have examined that certain Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) an aggregate of 2,003,905 shares of your common stock, par value $0.01 per share (the "Shares") and (ii) an aggregate of 45,000 shares of your common stock, par value $0.01 per share, issuable upon exercise of warrants issued by you (the "Warrant Shares"). We understand that the Shares and the Warrant Shares are to be offered and sold by the selling stockholders to the public from time to time in the manner described in the Registration Statement.

         We have examined originals or copies of those corporate and other records and documents we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. We have also assumed that adequate consideration for the Shares was received by you.

         Based upon the foregoing, we are of the opinion that (subject to compliance with the pertinent provisions of the Securities Act and to compliance with such securities or "blue sky" laws of any jurisdiction as may be applicable):

         1. The Shares have been validly issued and are fully paid and non-assessable.

         2. When the Warrant Shares shall have been executed, issued and sold and when payment therefor shall have been received by you, all in accordance
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                  with the terms of the warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

         The opinions expressed herein are limited to the laws of the State of Nevada and the federal laws of the United States of America.

         We hereby consent to all references to us in the Registration Statement and all amendments to the Registration Statement. We further consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

                  We express no opinion as to any matters not expressly set forth herein. The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transaction.

                                       Very truly yours,

                                       SILICON VALLEY LAW GROUP



                                       By:     /s/ Cathryn S. Gawne
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                                           Cathryn S. Gawne